Exhibit 10.4

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of September 20th, 2008 (the Agreement), is made by and among SILVER FALCON MINING, INC., a Delaware corporation (Buyer), MINERAL EXTRACTION COMPANY, an Idaho corporation (Seller), and its majority shareholders (Shareholder).

BACKGROUND

WHEREAS, Seller is the owner of, and Seller and Shareholders desire to sell, transfer, assign, convey and deliver to Buyer, and Buyer desires to purchase, the assets of Seller related to its Business upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged by each party hereto, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

Section 1.1

Purchase and Sale of Assets.  Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey and assign to Buyer, and Buyer shall accept from Seller, the Assets, excluding the Retained Assets, free and clear of all Liens, Encumbrances and Liabilities.

Section 1.2

Consideration.

(a)

In consideration of the transfer of Seller’s Assets to Buyer, Buyer shall issue to Seller (3,846,154) Three Million Eight Hundred and Forty Six Thousands One Hundred and Fifty Four shares of the common class “A” restricted shares of Buyer with a valuation of Two Hundred and Fifty Thousands and No/100 approximately ($250,000.00) based on the market price of ($0.065) Six and One Half Cents on the Closing Date (the Shares).  As of the execution date of this Agreement, such Shares are trading at Eight and Nine Tenth of a cents ($0.089) each.  Within Thirty (30) days after the closing, Buyer shall deliver the certificates representing One Hundred percent (100%) of the shares to Seller.

(b)

The value of the consideration shall be allocated among the Assets as set forth on Schedule 1.2(b) attached hereto, and Buyer and Seller agree to execute and file with the Internal Revenue Service (“Service”), in a timely manner, Form 8594 with respect to such allocation.

(c)

Buyer shall not assume or take subject to, and shall not have any liability for any other obligations, liabilities or indebtedness of Seller with respect to the Assets or the operation of the Business, whether absolute, accrued, fixed or contingent, known or unknown or otherwise.  All liabilities and obligations of Seller not expressly assumed hereby shall continue to be liabilities and obligations of Seller following the Closing.

Section 1.3

Closing.  The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer at 7322 Manatee Ave. W, #299, Bradenton, FL 34209, commencing at 9:00 a.m. (local time) on the later of (a) October 7th, 2008, or (b) October 13th, 2008, 8 p.m. (local time).  Subject to the provisions of Article VIII, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article VIII.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

As an inducement to and to obtain the reliance of Buyer, Seller and Shareholder, jointly and severally, represent, warrant and covenant to Buyer as follows:

Section 2.1

Organization.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its Business as now being conducted.  Seller is duly qualified to transact its Business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.  Seller has delivered to Buyer true, correct and complete copies of the Articles of Incorporation and Bylaws or other governing documents, as currently in effect, and has made available to Buyer for review all of its minute books and stock records, and such stock records are correct and complete, and accurately reflect the stock ownership of Seller’s stock.

Section 2.2

Authorization.  Seller has the full power and authority to execute and deliver this Agreement and the agreements, documents, assignments and instruments to be executed and delivered by Seller pursuant to this Agreement (the “Other Agreements”) and to perform its obligations under this Agreement and the Other Agreements and to consummate the transactions contemplated hereby and thereby.  As of the Closing, the execution and delivery of this Agreement and the Other Agreements by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein will have been duly and validly authorized by all necessary action of its board of directors.  This Agreement constitutes, and when executed and delivered, the Other Agreements will constitute, the legal, valid and binding obligations of Seller, enforceable against it in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Section 2.3

Capitalization.  The authorized equity securities of Seller consist of Five Hundred Million (500,000,000) shares of common stock, Ten Cents ($0.10) par value, of which Two Million Seven Hundred and Eighteen Thousand, One Hundred and Thirty Three (2,718,133) shares are issued and outstanding and Thirty four and Seven Tenths of a percent (34.7%) which are owned by Shareholder. Shareholder is and will be on the Closing Date responsible to the record and beneficial owners and holders of one hundred percent (100%) of the issued and outstanding shares of Seller, free and clear of all Encumbrances. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Seller. None of the outstanding equity securities of Seller was issued in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other Legal Requirement.

Section 2.4

Absence of Restrictions and Conflicts.  The execution, delivery and performance of this Agreement and the Other Agreements, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions of this Agreement and the Other Agreements do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or Default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of Seller, (ii) any Contract to which Seller is a party, (iii) any judgment, decree or order of any court or Governmental Authority to which Seller is a party or by which Seller or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to Seller, so as to have in the case of subsections (ii) through (iv) above, a Material Adverse Effect.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority with respect to Seller is required in connection with the execution, delivery or performance of this Agreement or the Other Agreements by Seller or the consummation of the transactions contemplated by this Agreement or the Other Agreements by Seller, the failure to obtain which would have a Material Adverse Effect.

Section 2.5

Financial Statements.  Seller has no audited balance sheets and Buyer accepts Seller’s statement as to the assets described in Schedule 2.10 and 2.16 with no Material Adverse Change to the Assets or the Business of Seller.

Section 2.6

Absence of Changes.  Seller has conducted the Business only in the ordinary course consistent with prior practice and has not, on behalf of, in connection with or relating to the Business or the Assets:

(a)

suffered any Material Adverse Effect;

(b)

incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, in any case or in the aggregate, could have a Material Adverse Effect;

(c)

discharged or satisfied any Lien other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Interim Financial Statement and current liabilities incurred since the date thereof in the ordinary course of business consistent with prior practice;

(d)

assigned, mortgaged, pledged or otherwise subjected to Lien, any property, business or assets, tangible or intangible, held in connection with the Business;

(e)

sold, transferred, leased to others or otherwise disposed of any of the Assets, except for inventory sold in the ordinary course of business, or forgiven, canceled or compromised any debt of claim, or waived or released any right of substantial value;

(f)

received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Material Adverse Effect;

(g)

transferred or granted any rights or licenses under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto;

(h)

made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any shareholder, director, officer, employee, salesman, distributor or agent of any Seller relating to the Business;

(i)

made any capital expenditures or capital additions or improvements in excess of an aggregate of Ten Thousand and No/100 Dollars ($10,000.00);

(j)

(i) entered into any transaction, contract or commitment other than in the ordinary course of business; (ii) breached any contract or commitment or (iii) paid or agreed to pay any legal, accounting, brokerage, finder’s fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby;

(k)

made any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefore or in policies of employment;

(l)

made any prepayment of any accounts payable, delayed payment of any trade payables or other obligations other than in the ordinary course of business consistent with past practices, or made any other cash payments other than in the ordinary course of business;

(m)

failed to maintain all of the tangible Assets and all other tangible properties and assets owned, leased, occupied, operated or used  in connection with the Business in good repair, working order and operating condition subject only to ordinary wear and tear;

(n)

failed to use best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried in connection with the Business; or

(o)

taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

Section 2.7

Legal Proceedings.  There is no litigation pending or, to Seller’s and Shareholder’s Knowledge, threatened against Seller or its officers, directors, shareholders, agents or employees, its Business or the Assets, which if determined adversely to Seller would, individually or in the aggregate, have a Material Adverse Effect upon its Business or the Assets, or create a Lien upon the Assets, or prevent the transactions contemplated hereby.

Section 2.8

Compliance with Law.  Seller has all material authorizations, Governmental Approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to carry on its Business as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, and Seller has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its Business and its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a Material Adverse Effect. No notice has been received from any Governmental Authority with respect to any failure or alleged failure of Seller or its Business to be in compliance with any authorization, approval, license or order.

Section 2.9

Material Contracts.

(a)

Contracts.  Schedule 2.9(a) sets forth a complete and accurate list of all material Contracts to which Seller is a party or which affect or relate to the Business, or are used or useful in the Business as a going concern (other than Contracts affecting rights in the personal property of Seller that do not involve the payment by Seller of more than Two Thousand Five Hundred and No/100 Dollars ($2,500.00) per year or Contracts for the sale of products or the performance of services by Seller that do not exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) each).  Correct and complete copies of all written Contracts, and correct and complete descriptions of all oral Contracts referred to in Schedule 2.9(a) have been delivered to Buyer.

(b)

No Default.  Except as set forth on Schedule 2.9(b) neither Seller nor, to Seller’s and Shareholder’s Knowledge, any other party is in Default under any of the Contracts referred to in Section 2.9(a), and Seller and Shareholder do not have any Knowledge of any basis for any such Default.

(c)

Assurances.  Each of the Contracts referred to in this Section 2.9 is in full force and effect and, assuming due authorization, execution and delivery by the other respective party thereto, constitutes a valid, legal and binding agreement of the parties thereto, enforceable in accordance with its terms.  The continuation, validity and effectiveness of each of the Contracts referred to in this Section 2.9 will not be affected in any way by the consummation of the transactions contemplated by this Agreement.  Except as set forth on Schedule 2.9(c), all Contracts listed in Schedule 2.9(a) are assignable to Buyer without modification of the terms thereof and without the consent of any party other than Seller who is a party thereto.

Section 2.10

Premises.  Seller owns real property. Schedule 2.10 contains a correct and complete list of all of Seller’s real property (the “Premises”), and a description of the Contracts relating thereto, including, without limitation, a description of the property under lease, the lease duration, periodic rentals payable, and details of purchase options, if any.  Each lease is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization and similar applicable laws affecting creditors generally and by the availability of equitable remedies.  Neither Seller nor any other party is in default, violation or breach in any respect under any lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any lease.  Each lease grants the tenant under the lease the exclusive right to use and occupy the demised premises thereunder.  Seller has good and valid title to the leasehold estate under each lease free and clear of all Liens.  Seller enjoys peaceful and undisturbed possession under its respective leases for the Premises.

Section 2.11

Tax Returns; Taxes.  Seller has duly filed all federal, state, local and foreign tax returns required to be filed by it (including employment and withholding tax returns) (collectively, “Taxes”) and has duly paid or made adequate provision for the payment of all Taxes which are due and payable pursuant to such returns or pursuant to any assessment with respect to Taxes in such jurisdictions, whether in connection with such returns.  All Tax Returns and reports filed by Seller are true, correct and complete.  All Taxes that Seller is or was required to withhold, deduct or collect have been duly withheld, deducted and collected, and to the extent required, have been paid to the Governmental Authority.  There are no pending claims asserted for Taxes of Seller or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Seller for any period.  There are no Liens on or attaching to the Assets for any Taxes (other than any Lien for current ad valorem taxes not yet due and payable).

Section 2.12

Labor Matters.  Schedule 2.12 contains a correct and complete list of all employees whose direct annual compensation exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00).  Except as disclosed on Schedule 2.12, the employment of all employees of Seller is terminable at will by Seller without liability.  At or immediately prior to the Closing Date, Seller shall pay to its employees all amounts incurred prior to the Closing Date for wages, bonuses, vacation pay, sick leave or any severance obligations.  Seller is not a party to any union agreement or collective bargaining agreement applicable to any of its employees, and no attempt to organize any of the employees of the Business has been made, proposed or threatened.  No strike, dispute, slowdown, stoppage or lockout is pending or threatened against or affecting Seller, nor has any such action been threatened during the last five (5) years.

Section 2.13

Employee Benefit Plans.

(a)

Schedule 2.13(a) describes all Employee Benefit Plans of Seller.  No Employee Benefit Plan is or has been a multiemployer plan within the meaning of Section 4001(a)(3).  All documents relating to such Employee Benefit Plans have been or will be made available to Buyer for review.  Without limiting the generality of the foregoing, Seller shall make available to Buyer all (i) plan documents, (ii) determination letters, rulings, or advisory opinions issued by the Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto, (iii) annual reports or returns, and (iv) summary plan descriptions.

(b)

All such Employee Benefit Plans are in compliance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all other applicable laws and collective bargaining agreements; and all reports and returns required to have been made or filed in connection therewith have been made or filed on a timely basis.

(c)

There has been no (i) “reportable event” (as defined in Section 4043 of ERISA), or event described in Section 4062(e) or Section 4063 of ERISA, or (ii) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans which Seller maintains or contributed to or has maintained or contributed to.

(d)

For any ERISA Plan which is an employee pension benefit plan as defined in ERISA § 3(2), the fair market value of such Plan’s assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such Plan. For this purpose the assumptions prescribed by the Pension Benefit Guaranty Corporation for valuing plan assets or liabilities upon plan termination shall be applied and the term “benefits” shall include the value of all benefits, rights and features protected under Section 411(d)(6) of the Code or its successors and any ancillary benefits (including disability, shutdown, early retirement and welfare benefits) provided under any such employee pension benefit plan.

(e)

Except as disclosed on Schedule 2.13(e), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Seller to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of Seller, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee.

Section 2.14

Labor Relations.  Seller is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice.  Except as would not result in a Material Adverse Effect, individually or in the aggregate, there is no (i) unlawful employment practice discrimination charge involving Seller pending before the Equal Employment Opportunity Commission (the “EEOC”), EEOC recognized state “referral agency,” or any other governmental agency; or (ii) unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board (the “NLRB”).

Section 2.15

Insurance.  Seller has delivered to Buyer complete and correct copies of all insurance policies together with all riders and amendments thereto maintained by Seller for the benefit of or in connection with the Assets or the Business.  All of the Assets and the operations of Seller and the Business of an insurable nature are insured by Seller in such amounts and against such losses, casualties or risks as is usual for companies in similar businesses.  Seller is not in Default under any of its insurance policies, and Seller has not been refused any insurance coverage in connection with the ownership or use of the Assets or the operation of the Business.

Section 2.16

Title to Properties and Related Matters.  Except as disclosed in Schedule 2.16, Seller has good title to all the Assets free and clear of any and all Liens and Encumbrances.  The Assets comprise all assets required for the continued conduct of the Business by Buyer as now being conducted.  The Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past twelve (12) months.  There are no assets or properties used in the operation of the Business and owned by any Person other than Seller that will not be leased or licensed to Buyer under valid, current leases or license arrangements.  The Assets are in all material respects adequate for the purposes for which such Assets are currently used or are held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear) and, there are no facts or conditions affecting the Assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

Section 2.17

Condition to Assets.   Each item of tangible personal property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of tangible personal property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. All tangible personal property used in Seller's business is in the possession of Seller.

Section 2.18

Environmental, Health and Safety.  Seller has complied with all Environmental, Health, and Safety Laws, and to Seller’s and Shareholder’s Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, Seller has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws. To Seller’s and Shareholder’s Knowledge, Seller does not have any liability (and Seller has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.  To Seller’s and Shareholder’s Knowledge, all properties and equipment used in the Business of Seller have been free of asbestos, PCB’s, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.  To Seller’s and Shareholder’s Knowledge, no pollutant, contaminant or chemical, industrial, hazardous or toxic material or waste has ever been buried, stored, spilled, leaked, discharged, emitted or released on any real property that Seller has used or leased.

Section 2.19

Undisclosed Liabilities.  As of the date hereof, Seller has no material obligations or liabilities of any nature, whether absolute, accrued, fixed, contingent or otherwise, whether due or to become due with respect to or in connection with the Business, except and to the extent disclosed in the Financial Statements.

Section 2.20

Brokers, Finders and Investment Bankers.  No finder or any agent, broker, or other Person acting pursuant to Seller’s authority or the authority of any affiliate of Seller is entitled to or has claimed any commission or finder’s fee in connection with the transactions contemplated by this Agreement.

Section 2.21

Books and Records.  The books of account and other financial records of Seller, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether the Seller is subject to that Section or not), including the maintenance of an adequate system of internal controls. The minute books of Seller, all of which have been made available to Buyer, contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of Seller, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

Section 2.22

Transactions with Affiliates.  No officer, director or holder of five percent (5%) or more of the outstanding equity of Seller, or any Person or affiliated group with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such Person owns (other than through a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the stock of which is beneficially owned by all such persons) any beneficial interest in:  (i) any Contract, arrangement or understanding or any related series of the same involving aggregate consideration in excess of Five Thousand and No/100 Dollars ($5,000.00) with, or relating to, the Business or operations of Seller; (ii) any loan, arrangement, understanding, agreement or Contract or any related series of the same for or relating to indebtedness of Seller in excess of Five Thousand and No/100 Dollars ($5,000.00) in the aggregate; or (iii) any property or related group of properties with an aggregate value of at least Five Thousand and No/100 Dollars ($5,000.00) (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the Business or operations of Seller.

Section 2.23

Disclosure.  No representation, warranty or covenant made or furnished by Seller in this Agreement, the Schedules or Exhibits attached hereto, the Other Agreements, or other information and statements previously furnished by Seller to Buyer contains or shall contain an untrue statement of a material fact or omits or shall omit a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to and to obtain the reliance of Seller and Shareholder, Buyer represents, warrants and covenants to Seller and Shareholder as follows:

Section 3.1

Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Buyer has delivered to Seller true, correct and complete copies of its Articles of Incorporation and Bylaws, as currently in effect.

Section 3.2

Authorization.  Buyer has full power and authority to execute and deliver this Agreement and the Other Agreements and to perform his obligations under this Agreement and the Other Agreements and to consummate the transactions contemplated hereby and thereby.  As of the Closing, the execution and delivery of this Agreement and the Other Agreements by Buyer, the performance by Buyer of his obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein will have been duly and validly authorized by all necessary corporate action on the part of his board of directors, members and officers, as applicable.  This Agreement constitutes, and when executed and delivered, the Other Agreements will constitute, the legal, valid and binding obligations of Buyer, enforceable against him in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Section 3.3

Absence of Restrictions and Conflicts.  The execution, delivery and performance of this Agreement and the Other Agreements, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions of this Agreement and the Other Agreements do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or Default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of Buyer, (ii) any Contract to which Buyer is a party, (iii) any judgment, decree or order of any court or Governmental Authority or agency to which Buyer is party or by which Buyer or any of his properties are bound, or (iv) any statute, law, regulation or rule applicable to Buyer, so as to have, in the case of subsections (ii) through (iv) above, a Material Adverse Effect.

Section 3.4

Brokers, Finders and Investment Bankers.  No finder or any agent, broker, or other Person acting pursuant to Buyer’s authority or the authority of any affiliate of Buyer is entitled to or has claimed any commission or finder’s fee in connection with the transactions contemplated by this Agreement.

Section 3.5

Disclosure.  No representation, warranty or covenant made by Buyer in this Agreement, the Schedules or Exhibits hereto, or the Other Agreements contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

ARTICLE IV

CONFIDENTIALITY

Section 4.1

Confidentiality.  For a period beginning on the Closing Date and ending on the date three (3) years from the Closing Date, except to their attorneys, CPA’s, and other professional advisors, Seller and Shareholder will not directly or indirectly furnish, divulge, reveal, report, publish or disclose (other than as may be required under applicable law) any Confidential Information (as hereinafter defined) to any person, firm, corporation or other entity, or use (or assist any person to use) such Confidential Information.  For purposes of this Agreement, the term “Confidential Information” means all information or material not generally known to the public, which gives Seller, Buyer, or any of Buyer's respective affiliates some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of Buyer or any of their respective affiliates, including without limitation, inventions, file data, documentation, diagrams, specifications, know how, models, customer lists, sales representative lists, proprietary information, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, supplier relationships and agreements, financial information and projections, and employee files.  “Confidential Information” also includes any information described above which Buyer or any of his respective affiliates obtains from another party and which Buyer or any of his respective affiliates treats as proprietary or designates as Confidential Information, whether or not owned or developed by Buyer, or any of his respective affiliates.

ARTICLE V

COVENANTS AND ADDITIONAL AGREEMENTS OF SELLER, BUYER AND ACQUIRING SUBSIDIARY

Section 5.1

Employees.  Seller understands, acknowledges, and agrees that Buyer shall have no obligation to enter into or continue any employment arrangements with any employee of Seller on or after the Closing Date. Seller agrees to use its reasonable efforts to assist with the employment of those employees of Seller for which Buyer desires to enter into employment arrangements.

Section 5.2

Assignment of Contracts and Assets; Consents.  Nothing in this Agreement shall be construed as an attempt to agree to assign any Contract, certificate, license or other Asset which is in law or by agreement non assignable without the consent of the other party or parties thereto, or of any governmental authority, as the case may be, unless such consent shall be given.  Seller will use its best efforts to obtain all such necessary consents of the parties to any such Contracts.

Section 5.3

Schedules.  Seller shall have the continuing obligation at all times prior to Closing to supplement the Schedules contained in Article II hereof with respect to any matter arising after the date hereof.

Section 5.4

Public Announcements.  The timing and content of all announcements regarding any aspect of this Agreement to the financial community, government agencies, employees or the general public will be governed by Buyer.

Section 5.5

Name Change.  Buyer shall have the option at its sole discretion to change the name of the seller.

Section 5.6

Access and Information.

(a)

So long as this Agreement remains in effect, Seller will (and will cause its accountants, counsel, consultants, employees and agents to) give Buyer and Buyer’s accountants, counsel, consultants, employees and agents full access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to, all of such Person’s properties, assets, books, contracts, commitments, reports and records relating to the Business, as Buyer shall from time to time reasonably request.  In addition, Seller will permit Buyer and its accountants, counsel, consultants, employees and agents, reasonable access to such personnel of Seller during normal business hours as may be necessary or useful to Buyer in its review of the properties, assets and business affairs of the Business and the above-mentioned documents, records, and information.  Seller will keep Buyer generally informed as to the affairs of the Business.

(b)

Seller will retain all books and records relating to the Business in accordance with Seller’s record retention policies as presently in effect.  During the seven (7) year period beginning on the Closing Date, Seller shall not dispose of or permit the disposal of any such books and records not required to be retained under such policies without first giving sixty (60) days prior written notice to Buyer offering to surrender the same to Buyer at Buyer’s expense.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1

Conditions to Buyer’s Obligations.  The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Buyer for purposes of consummating such transactions, but without prejudice to any other right or remedy which Buyer may have hereunder as a result of any misrepresentation by, or breach of, any agreement, covenant or warranty of Seller contained in this Agreement or the Other Agreements:

(a)

Representations and Warranties.  The representations and warranties of Seller and Shareholder set forth in this Agreement and the Other Agreements shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

(b)

Performance of Obligations of Seller and Shareholder.  Seller and Shareholder shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement and the Other Agreements.

(c)

Approval of Legal Matters.  All action necessary by Seller and Shareholder to authorize the execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

(d)

Consents.  All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement and the Other Agreements shall have been obtained or made.

(e)

Certificates.  Seller shall have furnished Buyer with a list of its appropriate officers.

(f)

No Injunction, Etc.  No litigation, law or order shall have been instituted, enacted, entered, threatened or proposed to enjoin, restrain, prohibit or obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby.

(g)

Due Diligence Review.  Buyer shall have been reasonably satisfied with its review of legal, financial, customer, strategic partner and technical due diligence materials of Seller.

(h)

No Material Adverse Change; Receipt of Financial Information.  There shall not have occurred since date of the Interim Financial Statements any Material Adverse Change with respect to Seller’s Business or the Assets, or any condition or event which threatens such a Material Adverse Change, and Seller shall have delivered to Buyer a certificate dated as of the Closing Date certifying as to the foregoing statement.

(i)

Conveyance of Assets.  There shall have been conveyed and transferred to Buyer all of the Assets, free and clear of all Liens (unless otherwise expressly permitted by the terms hereof).  In connection with such transfers, Buyer shall have received from Seller an executed Bill of Sale in form, as set forth in Exhibit 6.1(i) hereof, conveying the Assets to Buyer, and any additional instrument in form, scope and substance reasonably satisfactory to Buyer, conveying to Buyer all Assets and intangible property of Seller being purchased or assumed hereby, including Intellectual Property and Contracts.

(j)

Licenses.  Buyer shall have received all Licenses necessary to operate Seller’s Business as currently operated by Seller.

(k)

Covenants Not to Compete.  Buyer shall have received from Seller and Shareholder an executed Covenant Not to Compete Agreement in form, as set forth in Exhibit 6.1(k).

(l)

  Assignment and Assumption Agreement.  Buyer shall have received from Seller an executed Assignment and Assumption Agreement in the form attached hereto as Exhibit 6.1(m) (the “Assignment and Assumption Agreement”).

Section 6.2

Conditions to Obligations of Seller.  The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Seller for purposes of consummating such transactions, but without prejudice to any other right or remedy which Seller may have hereunder as a result of any misrepresentation by, or breach of any agreement, covenant or warranty of Buyer contained in this Agreement or the Other Agreements:

(a)

Representations and Warranties.  The representations and warranties of Buyer set forth in this Agreement and the Other Agreements shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

(b)

Performance of Obligations by Buyer.  Buyer shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement and the Other Agreements.

(c)

Approval of Legal Matters.  All action necessary by Buyer to authorize the execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

(d)

Consents.  All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement and the Other Agreements shall have been obtained or made.

(e)

Certificates.  Buyer shall have furnished Seller with a list of its appropriate officers.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

Section 7.1

Survival of Representations and Warranties.  All representations, warranties, agreements and covenants made or undertaken by the parties in this Agreement or the Other Agreements (a) are material, have been relied upon by the other parties hereto, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any party hereto; (b) shall terminate and expire (A) with respect to any General Claim as to which a Claims Notice has not been given pursuant to Section 7.4, on the third (3rd) anniversary of the Closing Date, and (B) with respect to any Tax Claim with respect to which a Claims Notice has not been given pursuant to Section 7.4, on the date upon which the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation; and (c) shall not terminate or expire with respect to any Environmental Claim, Ownership Claim or Third Party Claim.  Seller acknowledges and agrees that no due diligence or other investigation of Seller’s Business or its Assets will diminish or obviate any of the representations, warranties, covenants or agreements made or to be performed by Seller pursuant to this Agreement or the Other Agreements or Buyer’s right to fully rely upon such representations, warranties, covenants and agreements.

Section 7.2

Obligation of Seller and Shareholder to Indemnify. Subject to the limitations contained in this Article, Seller and Shareholder, jointly and severally, agree to indemnify, defend and hold Buyer, and his officers, directors, shareholders, members, employees, agents, attorneys and affiliates harmless from and against all Losses asserted against, imposed upon or incurred by any of them by reason of, resulting from or arising out of, the following:

(a)

any Breach of any representation or warranty made by Seller or Shareholder in (i) this Agreement (without giving effect to any supplement to any Schedule), (ii) the Schedules, (iii) the supplements to the Schedules, (iv) the certificates delivered pursuant to Section 6.1(e) (for this purpose, each such certificate will be deemed to have stated that Seller’s and Shareholder’s representations and warranties in this Agreement fulfill the requirements of Section 6.1 as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Schedule, unless the certificate expressly states that the matters disclosed in a supplement have caused a condition specified in Section 6.1 not to be satisfied), (v) any transfer instrument, or (vi) any other certificate, document, writing or instrument delivered by Seller or Shareholder pursuant to this Agreement;

(b)

any Breach of any covenant or obligation of Seller or Shareholder in this Agreement or in any other certificate, document, writing or instrument delivered by Seller or  Shareholder pursuant to this Agreement;

(c)

any Liability arising out of the ownership or operation of the Assets prior to the Closing Date other than the Assumed Liabilities;

(d)

any claim by any broker, finder or other Person employed or allegedly employed by Seller or Shareholder in connection with the transactions contemplated by this Agreement;

(e)

any Employee Plan established or maintained by Seller; or

(f)

any Retained Liabilities.

Section 7.3

Obligation of Buyer to Indemnify. Subject to the limitations contained in this Article, Buyer agrees to indemnify, defend and hold Seller and its employee, agents, attorneys and affiliates, harmless from and against all Losses asserted against, imposed upon or incurred by any of them by reason of, resulting from or arising out of, the following:

(a)  any Breach of any representation or warranty made by Buyer in this Agreement;

(b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or in any representation or warranty made by Buyer pursuant to this Agreement or the Other Agreements;

(c) any claim by any broker, finder or other Person employed or allegedly employed by Buyer Subsidiary in connection with the transactions contemplated by this Agreement; or

(d)

any Assumed Liability.

Section 7.4

Notice of Loss or Asserted Liability. Promptly after (i) becoming aware of circumstances that have resulted in a Loss for which any Person or Persons entitled to indemnification pursuant to Section 7.2 or Section 7.3 (the “Indemnified Party”) intends to seek indemnification under such Section or (ii) receipt by an Indemnified Party of written notice of any demand, claim or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any Litigation that may result in a Loss (an “Asserted Liability”), such Indemnified Party shall give notice thereof (the “Claims Notice”) to any other party or parties obligated to provide defense or indemnification or to hold any Person harmless pursuant to Section 7.2 or Section 7.3 (the “Indemnifying Party”). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if not yet fully known) of the Loss that has been or may be suffered by the Indemnified Party. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Loss at any time prior to final resolution of the obligation to indemnify relating to the Asserted Liability or the Loss. If a Claims Notice is not provided promptly as required by this Section 7.4, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party to the extent that the Indemnifying Party has not established that it has been prejudiced by such late receipt of the Claims Notice. Notwithstanding the foregoing sentence, however, if the Claims Notice is not provided prior to compromise or payment of any Asserted Liability by the Indemnified Party, the Indemnified Party shall only be entitled to indemnification by the Indemnifying Party to the extent that the Indemnified Party has established that the Indemnifying Party has not been prejudiced by such late receipt of the Claims Notice.

Section 7.5

Opportunity to Contest. Subject to the provisions of Section 7.6, the Indemnifying Party may elect to compromise or contest, at its own expense and with counsel reasonably acceptable to the Indemnified Party, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall within twenty (20) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnified Party of its intent to do so by sending a notice to the Indemnified Party (the “Contest Notice”), and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party. Anything in this Section to the contrary notwithstanding, (i) the Indemnified Party shall have the right, at its own cost and for its own account (except as provided in Section 7.6), to compromise or contest any Asserted Liability, and (ii) the Indemnifying Party shall not, without the Indemnified Party’s written consent, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional term releasing the Indemnified Party from all Liability in respect of such Asserted Liability. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. Each party hereto agrees to cooperate fully with each other party hereto regarding any Asserted Liability, and each party agrees to make available to the others all reasonably requested information.

Section 7.6

Limitation on Indemnification.  No party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party’s Losses are increased or extended by the willful misconduct, violation of law or bad faith of such party.

Section 7.7

Indemnification Payments. Subject to the terms hereof and unless contested pursuant to Section 7.6, an Indemnifying Party shall pay to the Indemnified Party the full amount of (i) any and all Loss (other than a Loss resulting from an Asserted Liability) under this Article VII within ten (10) days after its receipt of the Claims Notice thereof, and (ii) any Loss resulting from an Asserted Liability within ten days of the date that such Asserted Liability has been adjudicated and finally determined or compromised.

ARTICLE VIII

TERMINATION

Section 8.1

Termination and Abandonment.  This Agreement and the transactions contemplated by it may be terminated at any time prior to the Closing Date:

(a)

by mutual agreement of the parties hereto at any time;

(b)

by Buyer, if the conditions set forth in Section 6.1 herein have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Buyer;

(c)

by Buyer, at any time, if Buyer determines in good faith that any Material Adverse Change, or any condition or event which threatens to cause a Material Adverse Change, with respect to Seller, its Business, or the Assets shall have occurred or been discovered since the date of the Interim Financial Statements; or

(d)

by Seller, if the conditions set forth in Section 6.2 herein have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Seller.

Section 8.2

Specific Performance and Other Remedies.  The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law.  The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

Section 8.3

Effect of Termination.  In the event of termination of this Agreement pursuant to this Article VIII, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective officers, directors or stockholders.  Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach of any covenant or agreement in this Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1

Uniform Commercial Code – Bulk Transfer.  For the purpose of this sale and with the consent and agreement of the parties hereto, it is mutually agreed as follows:  Buyer hereby waives the provisions of the Idaho Uniform Commercial Code – Bulk Transfers, for all the fixtures, inventory and equipment of the Company.  Seller and Shareholder, in consideration of Buyer’s waiver of the provisions of the Idaho Uniform Commercial Code – Bulk Transfers, Section 11-6-101 et seq., do hereby indemnify and hold harmless Buyer from any and all liabilities that Buyer may incur from the waiver of the Bulk Transfer Act for all the fixtures, inventory and equipment of the Company.  Further, Seller has provided to Buyer a list of existing creditors.

Section 9.2

Notices.  All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered by telecopy transmission followed by either personal delivery or sent by registered or certified mail or by any express mail service (with postage and other fees prepaid) as follows:

To Buyer:

Silver Falcon Mining, Inc.

7322 Manatee Ave. W. #299

Bradenton, FL 34209

Attn:  Pierre Quilliam

Telecopy No.:  (941) 761-7848

with a copy to:

Investment Law Group of Gillett, Mottern & Walker, LLP

1230 Peachtree Street, NE

Suite 2445

Atlanta, Georgia 30309

Telecopy No: (404) 607-6942

To Seller:

Mineral Extraction Company, Inc.

591 N. Sierra View Way

Eagle, Idaho 83616

Attention:  Mr. Robert B. Corrigan

Phone No.:(208) 938-0189

To Shareholder:

Mrs. Bonita Corrigan.

591 N. Sierra View Way

Eagle, Idaho 83616

Attention:  Mrs. B. Corrigan

Phone No.:(208) 938-0189

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

Section 9.3

Entire Agreement; Modifications and Amendments.  This Agreement, the Schedules, the Exhibits and the other agreements constitute the entire agreement between the parties relating to the subject matter hereof and thereof and supersede all prior oral and written agreements.  This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the parties hereto and no oral waiver to this sentence shall be valid.  Whenever terms defined in this agreement are used in any Exhibit or Schedule hereto, such terms shall have the meanings ascribed to them herein also ascribed to them in such Exhibit or Schedules unless they are otherwise defined in such Exhibit or Schedule.  The term “agreement” shall mean this instrument and all Exhibits and Schedules hereto and the words “herein,” “hereof,” “hereunder,” “hereto,” “hereby,” and words of similar tenor shall refer to this instrument in its entirety including the Exhibits and Schedules hereto.

Section 9.4

Assignment; Successors-in-Interest.  Except for assignment or transfer by Buyer to Seller, no assignment or transfer by Buyer or Seller of their respective rights and obligations hereunder prior to the Closing shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, including the owners of Seller in the event of Seller’s dissolution, but no assignment shall relieve any party of its obligations hereunder.

Section 9.5

Number; Gender.  Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other gender.

Section 9.6

Captions.  The titles, captions and table of contents contained in this Agreement are inserted herein for convenience and for reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

Section 9.7

Controlling Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Idaho without reference to Idaho conflict of law rules.  The parties hereto hereby agree that any legal proceeding instituted with respect to this Agreement shall be brought in Owyhee County, Idaho and the parties hereby submit to personal jurisdiction therein and agree that venue properly lies therein.

Section 9.8

Severability.  Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by law, the parties hereto waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

Section 9.9

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.10

Enforcement of Certain Rights.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person, firm or corporation being deemed a third party beneficiary of this Agreement.

Section 9.11

Fees and Expenses.  The parties hereto each shall pay their respective fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, costs and expenses of its financial advisors, accountants and counsel; provided, however, that if this transaction fails to close for a any reason other than Buyer’s failure to fulfill the conditions of Section 6.2, then Seller shall reimburse Buyer within ten (10) days for all such reasonable fees, costs and expenses incurred by Buyer.

Section 9.12

Further Assurances.  The parties hereto agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

ARTICLE X

CERTAIN DEFINITIONS

The following terms (in their singular and plural forms as appropriate) as used in this Agreement shall have the meanings set forth below unless the context requires otherwise.

Section 10.1

 “Assets” means assets, properties and rights of Seller, relating to or utilized in the Business, described below:

(a)

all machinery, equipment, furniture and furnishings;

(b)

all inventory, including but not limited to, raw materials, work in process as of the Closing Date, orders in progress and finished products, if any;

(c)

all licenses;

(d)

all Intellectual Property related to the Business, including, without limitation, related trademarks and service marks;

(e)

all Contracts;

(f)

all computer software;

(g)

all databases;

(h)

all goodwill of the Business, including, but not limited to, goodwill associated with the trademarks, service marks, and trade names and assumed names, including but not limited to the name “Mineral Extraction Company” or “Sinker Tunnel”

(i)

all intangible personal property and assets other than the foregoing, including, without limitation, franchises, guarantees, warranties, indemnities, certificates of authority, and waivers;

(j)

the customer lists, mailing lists, customer files, manuals, supplier files, sales agent and manufacturers’ representative files, credit files, and credit data relating to the Assets, all other files, records, drawings, catalogues, stationery, advertising materials and other documents (or copies thereof) related to the Assets or the Business, and any other tangible assets owned by Seller on the Closing Date and used in the Business;

(k)

all notes and Accounts Receivable held by Seller and all notes and other evidence of indebtedness of and rights to receive payments from any Person held by Seller; and

(l)

 any other assets used in the Business and owned by Seller.

Section 10.2

“Assumed Liabilities” means the liabilities first to be paid or performed after the Closing Date under or pursuant to those Contracts of Seller expressly and specifically listed on Schedule 10.2; provided however, such liabilities shall not include any liabilities resulting from or arising out of any Default by Seller prior to the Closing Date under or with respect to any of such Contracts.

Section 10.3

“Breach” any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

Section 10.4

“Business” shall mean the business of creating and selling automated face recognition systems and methods.

Section 10.5

“Closing” means the consummation of the transactions contemplated by this Agreement, which shall be deemed to have occurred upon the delivery of the Shares to the Escrow Agent and satisfaction or waiver of the conditions precedent contained in Article VI.

Section 10.6

“Closing Date” shall mean the actual date of the Closing.

Section 10.7

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Section 10.8

“Contract” means any written or oral contract, agreement, understanding, lease, usufruct, license, commitment, arrangement, obligation, undertaking of any kind or character or other document that is binding on any Person or its assets.

Section 10.9

“Default” means (a) a breach of, default under, or misrepresentation in or with respect to any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of, default under, or misrepresentation in any Contract, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right to terminate, change the terms of or renegotiate any Contract or to accelerate or increase any liability or impose any additional liability under any Contract.

Section 10.10

“Employee Benefit Plan” shall mean and include with respect to any Person any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program arrangement, agreement or understanding, including, without limitation, all incentive, bonus, deferred compensation, flexible spending accounts, cafeteria plans, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs, practices or arrangements.

Section 10.11

“Encumbrance” any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

Section 10.12

“Environmental Claim” means any claim arising out of or otherwise in respect of any inaccuracy in any representation or warranty made in Section 2.18 herein.

Section 10.13

“Environmental, Health, and Safety Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

Section 10.14

“General Claim” means a claim based upon, arising out of any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

Section 10.15

“ERISA Plan” means any Employee Benefit Plan which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or an “employee welfare benefit plan” as that term is defined in Section 3(1) of ERISA.

Section 10.16

“Extremely Hazardous Substance” has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

Section 10.17

“Governmental Approval” shall mean any consent of, with or to any Governmental Authority.

Section 10.18

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any Governmental Authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

Section 10.19

“Intangible Assets” shall mean all customer lists; computer software; customer files; manuals; supplier files; credit files; mailing lists; contracts; databases; the use of any telephone numbers that are used in the operation of the Business; all Intellectual Property related to, including, without limitation, related trademarks and service marks; all goodwill of the Business, including, but not limited to, goodwill associated with the trademarks, service marks, and trade names and assumed names, including the name “Mineral Extraction Company, Inc.” and all intangible personal property and assets other than the foregoing, including, without limitation, franchises, guarantees, warranties, indemnities, certificates of authority, and waivers.

Section 10.20

“Knowledge” means the actual knowledge of Shareholder or the respective shareholders, officers or directors of Buyer or Seller, together with knowledge that a prudent individual should discover or otherwise become aware of after reasonable inquiry.

Section 10.21

“Legal Requirement” means any federal, state, local municipal, foreign, international, multinational or other constitution, law, ordinance, principle common law, code, regulation, statute or treaty.

Section 10.22

“Liability” with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

Section 10.23

“License” means any license, franchise, notice, permit, easement, right, certificate, authorization, approval or filing that is binding on any Person or its assets.

Section 10.24

“Lien” means any mortgage, lien, security interest, pledge, hypothecation, encumbrance, restriction, reservation, encroachment, infringement, easement, lease, conditional sale agreement, title retention or other security arrangement, adverse right or interest charge or claim of any nature whatsoever of, on, or with respect to any property or property interest.

Section 10.25

“Litigation” means any lawsuit, action, claim, arbitration or other legal proceeding (including governmental investigations or criminal prosecution) and notices received threatening or advising as to any of the foregoing proceedings.

Section 10.26

“Loss” means any loss, liability, obligation, damage, claim, lawsuit, costs and expense, including (a) interest and penalties, (b) reasonable attorneys’ fees and expenses, and (c) interest on any amount payable to a third party with respect to a matter requiring indemnification.

Section 10.27

“Material Adverse Change” or “Material Adverse Effect” means any event, condition or change which materially and adversely affects or could reasonably be expected to materially and adversely affect the Assets, Liabilities, financial results of operations, financial condition, Business or prospects of Seller.

Section 10.28

“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(a)

is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

(b)

does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

(c)

is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

Section 10.29

 “Ownership Claim” means any claim arising out of or in respect of any inaccuracy in any representation or warranty made in Section 2.16 herein.

Section 10.30

“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited parmership, limited liability company, trust, business association or any person acting in a representative capacity.

Section 10.31

“Retained Assets” means the following assets, none of which are being purchased by Buyer pursuant to this Agreement: (a) cash; (b) the corporate minute books, stock books and similar corporate books and records of Seller, (c) Employee Benefit Plans of Seller and any assets related thereto, (d) rights under any insurance policies of Seller, including, but not limited to, rights under workers’ compensation insurance policies and any rights to proceeds (except as otherwise set forth in this Agreement) and refunds of premiums with respect thereto, and (e) rights under any Contract of Seller not included in the Assumed Liabilities.

Section 10.32

“Retained Liabilities” means any Liability of Seller which is not an Assumed Liability, including, without limitation, the following: (a) any liabilities for any Taxes of Seller; (b) any Liabilities relating to current or former assets of Seller not being acquired by Acquiring Subsidiary pursuant to this Agreement, including, without limitation, the Retained Assets; (c) any Liability pursuant to any Contract of Seller not validly assigned to, and expressly and specifically assumed by, Buyer; (d) any Liability for payments to its employees for periods prior to Closing Date, including but not limited to any accrued payroll, accrued taxes and accrued vacation; (e) any Liability relating to any litigation relating to, or arising out of (i) the conduct of the Business or the ownership of the Assets prior to the Closing Date or (ii) any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed prior to the Closing Date, whether then known, due or payable and whether or not disclosed in this Agreement or the Other Agreements; (f) any Liability to or Lien of any third party arising pursuant to any bulk sales or fraudulent conveyance law that may be asserted against any of the Assets, Acquiring Subsidiary or Buyer; and (h) any trade payables.

Section 10.33

“Tax Claim” means any claim based upon, arising out of or otherwise in respect of any inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by Seller pursuant to this Agreement or the Other Agreements, related to any Taxes, including, without limitation, those representations and warranties made in Section 2.11 herein.

Section 10.34

“Third Party Liability Claim” means any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee (for these purposes, “Indemnitee” shall mean Buyer, Acquiring Subsidiary, their respective agents, representatives, employees, officers, shareholders, members, controlling persons and affiliates) by a Person or entity other than an Indemnitor (for these purposes, “Indemnitor” shall mean Seller and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have hereunto placed their hands and seals the day and year first above written.

BUYER:

SILVER FALCON MINING, INC.

By:

Pierre Quilliam, President

SELLER:

MINERAL EXTRACTION CO, INC.

By:

 President

SHAREHOLDERS:

______________________________________

ROBERT B. CORRIGAN

______________________________________

BONITA CORRIGAN

EXHIBIT 6.1(i)

BILL OF SALE

THIS BILL OF SALE (the “Bill of Sale”) is made, executed and delivered as of this 22nd day of September, 2008

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made and entered into this 20th day of September, 2008, by and between  Silver Falcon Mining Inc. a Delaware company (hereinafter referred to as “Buyer”) and Mineral Extraction Company an Idaho, USA corporation (hereinafter referred to as “Seller”).

W I T N E S S E T H:

WHEREAS, the parties have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated September 20th, 2008, by and among Seller, and Silver Falcon Mining, Inc. a Delaware corporation, pursuant to which Seller has agreed to sell substantially all of the assets of the Business to Buyer.

WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to assign certain rights and agreements to Buyer, and Buyer has agreed to assume certain obligations of Seller, as set forth herein; and

WHEREAS, certain terms used herein without definition shall have the meanings ascribed thereto in the Asset Purchase Agreement, and this Agreement is made subject to the terms and conditions of said Asset Purchase Agreement, all of which are incorporated herein and by reference made a part hereof;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, and for and in consideration of the sale to Buyer  of the Shares of  Seller, and the parties hereto agree as follows:

1.

Assignment and Assumption.  Seller hereby assigns, sells, and sets over (the “Assignment”) to Buyer, all of Seller’s rights, title, benefit, privileges and interest in and to, and all of Seller’s burdens, obligations and liabilities in connection with, each of the Assumed Liabilities. Buyer hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Seller to be observed, performed, paid or discharged from and after the Closing, in connection with the Assumed Liabilities. Buyer assumes no Retained Liabilities, and the parties hereto agree that all such Retained Liabilities shall remain the sole responsibility of Seller.

2.

Further Assurances.  Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement.

3.

Survival.  Notwithstanding any provision herein or in the Asset Purchase Agreement to the contrary, the terms and provisions of this Agreement shall survive the Closing of the transactions contemplated in the Asset Purchase Agreement and remain fully in force thereafter.

4.

Governing Law.   This Agreement shall in all respects be subject to and governed by the laws of the State of Idaho.

5.

Construction. The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

6.

Specific Performance.  Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

7.

Submission to Jurisdiction.  Each party submits to the jurisdiction of any state or federal court sitting in Owyhee County, Idaho, in any action or proceeding arising out of or related to this Agreement; agrees that all claims in respect of the action or proceeding may be heard and determined in any such court; and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

8.

Miscellaneous.  This Agreement shall be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns.  Wherever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Agreement.  No delay or failure on the part of either party in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by either party of any right or remedy preclude any other right or remedy.  This Agreement and the documents referred to herein constitutes the entire agreement between the parties concerning the subject matter hereof, and any other agreements or understandings of any nature with respect to such matters are hereby superseded and revoked.  This Agreement shall not be modified or amended except in writing signed by both parties.  This Agreement may be executed and delivered in any number of counterparts, including facsimile counterparts, all of which when executed and delivered shall have the force and effect of an original.  In construing this Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa in any place where the context so requires, and plural terms shall be substituted for singular and singular for plural in any place where the context so requires.  The headings in this Agreement are inserted for convenience only and are not a part of the Agreement.

IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seals as of the day and year first above written.

Silver Falcon Mining Inc.

By:_________________________________

Pierre Quilliam, President

SELLER:

Mineral Extraction Company, dba (Minex)

By:_______________________________

               Robert Corrigan, President

By:_______________________________

               Bonita Corrigan, Shareholder

EXHIBIT 6.1(k)

COVENANT NOT TO COMPETE

Not Applicable

EXHIBIT 6.2(e)(ii)

INCUMBENCY CERTIFICATE

We, the undersigned, Robert Corrigan, as President of Mineral Extraction Company, and Bettina Corrigan as Shareholder of Mineral Extraction Company dba (Minex), pursuant to that certain Asset Purchase Agreement dated September 22th, 2008 (the Agreement), by and among Mineral Extraction Company, do hereby certify:

1.

Each of the representations and warranties made by Seller as set forth in the Agreement is true and correct in all material respects on the date hereof as if made on and as of the date hereof.

2.

Seller has performed in all material respects all covenants and agreements required to be performed by it under the Agreement and the Other Agreements.

3.

All actions necessary by Seller to authorize the execution, delivery and performance of the Agreement and the Other Agreements and the consummation of the transactions contemplated thereby have been duly and validly taken.

4.

There has not occurred since the date of the Memorandum of Agreement any Material Adverse Change with respect to Seller’s Business or the Assets, or any condition or event, which threatens such a Material Adverse Change.

All capitalized terms used and not otherwise defined in this Certificate shall have the meanings assigned to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 22nd day of September, 2008.

Mineral Extraction Company, dba (Minex)

By: __________________________

Robert Corrigan, President

By: __________________________

Bonita Corrigan, Shareholder

SCHEDULE 1.2(b)

Allocation of Purchase Price

The total amount of the shares issued, are to be disbursed to Mr. Robert Corrigan for the purpose of his settling any of the Mineral Extraction Company dues to either shareholders and/or debtors.

SCHEDULE 2.9(a)

Contracts

NONE

SCHEDULE 2.9(b)

No Default

NONE

SCHEDULE 2.9(c)

Assurances

None applicable

SCHEDULE 2.10

Premises

The premises are known as the:

1)

“Sinker Tunnel#1”, a tunnel site location, as recorded in the records of Owyhee County, Idaho and the State of Idaho office of the U.S. Bureau of Land Management under IMC 172886.

2)

“Sinker #1”, a mill site location, as recorded in the records of Owyhee County, Idaho and the State of Idaho office of the U.S. Bureau of Land Management under IMC 172885.

3)

“Sinker #2”, a mill site location, as recorded in the records of Owyhee County, Idaho and the State of Idaho office of the U.S. Bureau of Land Management under IMC 172884.

4)

“Sinker #3”, a mill site location, as recorded in the records of Owyhee County, Idaho and the State of Idaho office of the U.S. Bureau of Land Management under IMC 172883.

5)

“Sinker #4”, a mill site location, as recorded in the records of Owyhee County, Idaho and the State of Idaho office of the U.S. Bureau of Land Management under IMC 172882.

6)

“The Cumberland Lode” Patented lode-mining claim recorded under # MS 1263, covering 5.927 Acres on War Eagle Mountain.

7)

“The Louisiana Lode” Patented lode-mining claim recorded under # MS 1415, covering 13.59 Acres on War Eagle Mountain.

Included in the above, are all mineral rights associated with items 6 and 7 with the EXCLUSION of the surface rights of items 6 and seven, but including a specific amount of land to be agreed upon by Seller and Buyer for the Buyer,s convenience to economically manage their underground operations.

SCHEDULE 2.12

Labor Matters

NONE

SCHEDULE 2.13(a)

Employee Benefit Plans

NONE

SCHEDULE 2.13(e)

Effect on Employee Benefit Plans

NONE

SCHEDULE 2.16

Title to Properties and Related Matters

All research engineering data comprising hundreds of historical records, drawings, land surveys and 3-D computerized drawings of War Eagle Mountain showing location, size, and length of refurbished underground workings. A valid right of way relating to access of the SINKER TUNNEL complex.